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                                                                      Exhibit 11


              CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.
            STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE
                     (in thousands, except per share data)
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                                                                                      Years Ended December 31,
                                                                                ----------------------------------
                                                                                2000           1999          1998
                                                                                ----           ----          ----
Net income (loss)                                                            $(62,547)       $ 2,119       $ 51,940
                                                                             ========        =======       ========

Basic:
      Weighted average number of common shares outstanding                     62,713         60,004         58,079
                                                                             ========        =======       ========
      Net income (loss) per common share                                     $  (1.00)         $ .04          $ .90

                                                                             ========        =======       ========
Diluted:
      Weighted average number of common shares outstanding                     62,713         60,004         58,079
      Dilutive effects of stock options, restricted stock, and warrants             -          1,741          5,222
                                                                             --------        -------       --------
      Weighted average common and common equivalent
         shares outstanding                                                    62,713         61,745         63,301
                                                                             ========        =======       ========

      Net income per common and common equivalent share                       $ (1.00)         $ .03          $ .83
                                                                             ========        =======       ========
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